UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

June 7, 2004

Date of Report (date of earliest event reported)

TIBCO Software Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-26579	77-0449727
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3303 Hillview Avenue

Palo Alto, California 94304-1213

(Address of principal executive offices)

(650) 846-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 2. Acquisition or Disposition of Assets

On June 7, 2004, TIBCO Software Inc. (“TIBCO”) declared its offer for the shares of Staffware PLC (“Staffware”) wholly unconditional and acquired approximately 84.5% of the outstanding Staffware shares in a stock and cash transaction (the “Acquisition”). TIBCO subsequently completed the Acquisition and acquired all of the outstanding Staffware shares. As a result of the Acquisition, each Staffware share received (i) 504 pence in cash and (ii) 0.6902 of a share of TIBCO common stock, subject to the right of individual shareholders to request varying proportions of TIBCO common stock and cash. TIBCO paid an aggregate of approximately $146.7 million of cash and issued approximately 10.9 million shares of TIBCO common stock for 100% of the outstanding Staffware shares.

The press release announcing the acquisition of shares of Staffware was filed as an exhibit to TIBCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2004.

Item 7. Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

The audited consolidated financial statements of Staffware plc and its subsidiaries as at and for the year ended December 31, 2003 are included as Exhibit 99.2.

(b)	Pro Forma Financial Information

The unaudited pro forma combined condensed consolidated financial information of TIBCO Software Inc. and Staffware plc is included as Exhibit 99.3.

(c)	Exhibits

23.1		Consent of Pricewaterhouse Coopers LLP, independent auditors of Staffware plc.

99.1	*	Press Release of TIBCO Software Inc. dated June 7, 2004.

99.2		Financial Statements of Staffware plc.

99.3		TIBCO Software Inc. and Staffware plc unaudited pro forma combined condensed consolidated financial information.

*	Previously filed as an exhibit to TIBCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2004.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIBCO SOFTWARE INC.

Date: August 20, 2004	By:	/s/ Christopher G. O’Meara
	Name: Title:	Christopher G. O’Meara Executive Vice President, Finance and Chief Financial Officer

3

INDEX TO EXHIBITS

Exhibit No.		Description

23.1		Consent of PricewaterhouseCoopers LLP, independent auditors for Staffware plc.

99.1	*	Press Release of TIBCO Software Inc. dated June 7, 2004.

99.2		Financial Statements of Staffware plc.

99.3		TIBCO Software Inc. and Staffware plc unaudited pro forma combined condensed consolidated financial information.

*	Previously filed as an exhibit to TIBCO’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 18, 2004.